Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

AZURE MIDSTREAM PARTNERS, LP

This Certificate of Limited Partnership, dated September 26, 2014, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name.    The name of the Partnership is “Azure Midstream Partners, LP.”

2. Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3. General Partner.    The name and the business, residence or mailing address of the general partner are:

Azure Midstream Partners GP, LLC

c/o Azure Midstream Energy, LLC

12377 Merit Drive, Suite 300

Dallas, TX 75251

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

AZURE MIDSTREAM PARTNERS, LP

By:	Azure Midstream Partners GP, LLC,
its general partner

By:	/s/ Eric T. Kalamaras
Name: Eric T. Kalamaras
Title: Authorized Person